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                                                                    EXHIBIT 2(i)

COWEN FUNDS, INC.
BY-LAWS

Incorporated Under the Laws of the State of Maryland

ARTICLE I
OFFICES.

Cowen Funds, Inc. (the "Corporation") shall maintain a principal office in the State of Maryland. The Corporation may also have other offices at such other places, either within or without the State of Maryland, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS.

Section 1. Annual Meeting: If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended (the "1940 Act"), to take action on (a) the election of directors, (b) approval of investment management arrangements, (c) ratification of the selection of independent public accountants or (d) approval of a distribution agreement, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a special meeting called for any of the foregoing purposes shall be deemed the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for any of the foregoing purposes, no annual meeting need be held.

Section 2. Special Meetings: Special meetings of the stockholders for any purpose may be called at any time by a majority of the Board of Directors, the Chairman of the Board or by the President, and shall be called by the Secretary at the request in writing of the holders of shares entitled to vote at least 10% of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and making the notice thereof, which the Secretary shall determine and specify to such stockholders. Notwithstanding the foregoing, unless requested by the holders of shares entitled to vote a majority of all shares entitled to be voted at such meetings a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted upon at any meeting of the stockholders held during the preceding twelve
(12) months. Special meetings shall be held at such place


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or places within or without the State of Maryland as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice-of the meeting.

Section 3. Notice of Meetings: Written notice of the date, time and place, 12:15 p.m. and, in the case of a special meeting, the purpose of purposes for which the meeting is called, shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote thereat, by mailing the same to him at his address as the same appears upon the records of the Corporation not less than ten (10) nor more than ninety (90) days prior to the date designated for the meeting. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Waiver of Notice: Notice of any stockholders' meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 5. Quorum: The presence in person or by proxy of the stockholders of one-third of the shares capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where any provision of law or of the Articles of Incorporation permit or require that stockholders of any series of capital stock of the Corporation shall vote as a series, then one-third of the aggregate number of shares of capital stock of that series outstanding and entitled to vote shall constitute a quorum for the transaction of business by that series.

Section 6. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or by proxy and entitled to vote thereat, without notice other than by announcement at the meeting until a quorum shall attend, to a date not more than 120 days after the original record date. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the


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stockholders present in person or by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken that might have been transacted at the meeting as originally called.

Section 7. Voting: Each stockholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided; provided, however, that when required by the 1940 Act or the laws of the State of Maryland or when the Board of Directors has determined that the matter affects only the interest of one series of stock, matters may be submitted to a vote of the stockholders of that particular series, and each stockholder thereof shall be entitled to votes equal to the shares of stock of that series registered in his name on the books of the Corporation. At all meetings of stockholders all matters, except as otherwise provided by law, the Articles of Incorporation or these By-laws, shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat.

Section 8. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting: The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

Section 9. Inspectors: The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, may be required to take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors may be authorized to determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and


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questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors may be required to make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

Section 10. Consent of Stockholders in Lieu of Meeting: Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of the meeting: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

ARTICLE III
DIRECTORS.

Section 1. Number and Qualifications: The number of initial directors shall be three. The number of directors shall be changed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than three (3) nor more than nine (9) and, except that the number of directors may be fewer than three (3) to the extent permitted by applicable law. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this
Article III at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

Section 2. Responsibilities: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to Officers, employees and to committees of two (2) or more Directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by law.

Section 3. Election and Term of Office: Except as otherwise provided in


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Section 5 of this Article III, Directors shall be elected by the stockholders on a date fixed by the Board of Directors. Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. Directors shall hold office until the election and qualification of their successors or until their earlier death, resignation or removal.

Section 4. Removal and Resignation of Directors. Any Director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of outstanding stock entitled to vote at any special meeting of the stockholders called for that purpose, and the office of such Director shall forthwith become vacant. Any Director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or if no Chairman has been elected, by the President or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless the resignation states otherwise.

Section 5. Filling of Vacancies: Subject to the provisions of the 1940 Act, any vacancies in the Board of Directors, whether arising from death, resignation, removal or otherwise, or an increase in the number of Directors, shall be filled by a majority of the remaining Directors, even though that majority is less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire Board of Directors, provided that the stockholders removing any Director may at the same meeting fill the vacancy caused by such removal, and provided further, that no vacancy or vacancies shall be filled by action of the remaining Directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the Directors then holding office have been elected by the stockholders. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the Directors holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the election and qualification of his successor.

Section 6. Regular Meetings: The Board of Directors shall hold regular meetings for the purpose of organization and the transaction of any business, provided a quorum is present. Regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.


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Section 7. Special Meetings: Special meetings of the Board of Directors may be called at any time by two (2) or more Directors, the Chairman of the Board of Directors, if any, or by the President.

Section 8. Notice and Place of Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice shall be required, however, for special meetings. Each notice shall state the time and place of the meeting and shall be delivered to each Director at his residence or usual place of business either by first-class mail, postage prepaid, at least three (3) days before the day on which the meeting is to be held, or personally or by telephone or other standard form of telecommunications at least 24 hours prior to the time at which the meeting is to be held. Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.

Section 9. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

Section 10. Quorum: A one-third of the entire Board of Directors, but not less than two Directors, shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Articles of Incorporation or these By-laws. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall be present. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Directors.

Section 11. Action Without A Meeting: Subject to the provisions of the 1940 Act, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or any committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.


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Section 12. Participation By Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Corporation as Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, attended. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place a Board or committee meeting is held. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV
COMMITTEES.

Section 1. Executive Committee: The Board of Directors may designate three (3) or more Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Maryland General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by the Board of Directors.

Section 2. Other Committees: Other committees, consisting of at least two (2) Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.


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Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.

Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be established by resolution of the Board of Directors.

ARTICLE V
OFFICERS.

Section 1. Number: The Officers of the Corporation shall be a President, a Secretary and a Treasurer and such Vice Presidents and other Officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The Officers, shall be chosen and shall serve at the pleasure of the Board of Directors. Each


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such Officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall in more than one (1) capacity execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 3. Other Officers: Other Officers, including, without limitation, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other Officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Officer or committee appointing them. All such Officers shall be corporate officers of the Corporation with the power to bind the Corporation by acts within the scope of their authority.

Section 4. Removal of Officers: Any Officer of the Corporation may be removed from office whenever in the Board of Directors' judgment the best interest of the Corporation will be served thereby, by a vote of a majority of the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of such person as an Officer shall not of itself create contract rights.

Section 5. Resignation: Any Officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, immediately upon its receipt. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

Section 7. Compensation: The compensation of the Officers shall be fixed by the Board of Directors, or by any committee upon whom such power may be conferred by the Board of Directors.

Section 8. Bonds or Other Security: If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board of Directors may require.

Section 9. Chairman of the Board of Directors: The Chairman of the Board of Directors, if one is elected, shall be a Director and shall preside at all


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meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 10. President: The President shall have responsibility for the general direction of the business affairs and property of the Corporation, and of its several Officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President and Chief Executive Officer. He shall have responsibility for the day-to-day affairs of the Corporation, subject to the control of the Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board.

Section 11. Treasurer: The Treasurer shall be the Chief Financial Officer and Chief Accounting Officer of the Corporation. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 12. Secretory: The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to any stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to


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be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 13. Delegation of Duties: In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such Officer upon any other Officer or upon any Director.

ARTICLE VI
CAPITAL STOCK.

Section 1. Issue of Certificates of Stock: Share certificates shall not be issued unless requested in writing by a shareholder. If properly requested, certificates of capital stock shall be in such form or forms as shall be approved by the Board of Directors, representing the number of shares of the particular series of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. They shall be numbered in the order of their issue, and shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President, and by the Secretary or the Treasurer or any Assistant Secretary or Assistant Treasurer, and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificates may be facsimiles. In case any Officer or Officers who shall have signed any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such Officer or Officers of the Corporation,

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of a particular series of stock of the Corporation shall be transferable on the books of the Corporation by the


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holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares of the same series, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make any further rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the transfer and registration of certificates for stock. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed. The Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Maryland.

ARTICLE VII
INDEMNIFICATION AND INSURANCE.

Section 1. Indemnification of Directors and Officers: Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Director or Officer of the Corporation, or is or was serving while a Director or Officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as those



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statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

Section 2. Advances: Any current or former Director or Officer of the Corporation claiming indemnification within the scope of this Article VII shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the 1933 Act and the 1940 Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

Section 3. Procedure: At the request of any current or former Director or Officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act and the 1940 Act, as those statutes are now or hereafter in force, whether the standards required by this Article VII have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party Directors or (ii) an independent legal counsel in a written opinion.

Section 4. Indemnification of Employees and Agents: Employees and agents who are not Officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article VII to the extent permissible under the Maryland General Corporation Law, the 1933 Act and the 1940 Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

Section 5. Other Rights: The indemnification provided by this Article VII shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise, both as to action by a Director or Officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6. Insurance: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who, while a Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him under this Article VII or applicable law.

ARTICLE VIII
SEAL.

Section 1. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized Officer of the Corporation.

ARTICLE IX

MISCELLANEOUS PROVISIONS.

Section 1. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first class postage prepaid thereon and addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

Section 2. Waiver of Notice: Any stockholder or Director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these By-laws, and if any stockholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 3. Contracts, Checks, Drafts: The Board of Directors, except as may otherwise be required by law, may authorize any Officer or Officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation, and in such manner, as shall be designated from time to time by resolution of the Board of Directors.

Section 4. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositaries as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any Officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chairman of the Board, if any, or the President may authorize for that purpose.

Section 5. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, if any, or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chairman of the Board, if any, or the President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

ARTICLE X
AMENDMENTS.

These By-laws may be amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the 1940 Act.

Dated: November 12, 1987